Exhibit 21.1

Subsidiaries of the Registrant:

1. NetThruster, Inc.

Nevada Corporation

511 Sixth Avenue, Suite 800

New York, NY 10011

2. MLN, Inc.

Delaware Corporation

511 Sixth Avenue, Suite 800

New York, NY 10011

3. Gohealth.MD, Inc.

Delaware Corporation

511 Sixth Avenue, Suite 800

New York, NY 10011

4. BioEnergy Applied Technologies, Inc.

Nevada Corporation

511 Sixth Avenue, Suite 800

New York, NY 10011

5. Eye Care Centers International, Inc.

Delaware Corporation

511 Sixth Avenue, Suite 800

New York, NY 10011

6. TTII Oil & Gas, Inc.

Delaware Corporation

511 Sixth Avenue, Suite 800

New York, NY 10011

7. GoHealthMD, Inc. Nano Pharmaceuticals, Inc.

Delaware Corporation

511 Sixth Avenue, Suite 800

New York, NY 10011

8. TTI Strategic Acquisitions & Equity Group, Inc.

Delaware Corporation

511 Sixth Avenue, Suite 800

New York, NY 10011

9. G T International, Inc.

Wyoming Corporation

511 Sixth Avenue, Suite 800

New York, NY 10011